FILED PURSUANT TO
RULE 424(B)(3)
REGISTRATION NO. 333-151388

PROSPECTUS

ISRAELI HISTORICAL SIGHT SEEING CO.
442,700 Shares of Common Stock, par value $0.0001

This prospectus relates to the resale of 442,700 shares of common stock, par value $0.0001, of Israeli Historical Sight Seeing Co., which are issued and outstanding and held by persons who are stockholders of Israeli Historical Sight Seeing Co.

Our common stock is presently not traded on any market or securities exchange. The 442,700 shares of our common stock can be sold by selling security holders at a fixed price of $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $.10 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $.05 plus an increase based on the fact the shares will be liquid and registered. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA, for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 2.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling security holders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is July 23, 2008

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our” or “us” refer to Israeli Historical Sight Seeing Co., unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

Corporate Background

Israeli Historical Sight Seeing Co. was incorporated under the laws of the State of Nevada on May 22, 2007. From our inception to date, we have generated no revenues from operations, and our operations have been limited to organizational, start-up, and capital formation activities. We currently have no employees other than our sole officer, who is also our sole director.

We are a development stage company, which is focused on becoming a travel service oriented company which will seek to generate revenues from travelers who require an intimate, professional and personalized guided tours of historical Jerusalem.  We intend to provide our customers with a unique opportunity to explore the ancient architecture of the city of Jerusalem.

Our executive offices and principal place of business are located at c/o Mark Wallerstein, Rechov Nachal Zohar 10, Ramat Beit Shemesh, Israel. Our telephone number is 011+972-3-052534466. We do not currently have a website.

The Offering

Securities offered:	442,700 shares of common stock

Offering price :
The selling security holders purchased their shares of common stock from the Company at the price of $0.05 per share and will be offering their shares of common stock at a price of $0.10 per share, which includes and increase based on the fact the shares will be liquid and registered. This is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices.

Shares outstanding prior to offering:	6,442,700 shares of common stock

Shares outstanding after offering:	6,442,700 shares of common stock

Our sole officer, who is also our sole director, currently holds 93% of our issued and outstanding shares of common stock, and, as a result, will exercise control over our direction.
Market for the common shares:
There has been no market for our securities.  Our common stock is not traded on any exchange or on the Over-The-Counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the FINRA for our common stock to eligible for trading on the Over The Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:	We will not receive any proceeds from the sale of shares by the selling security holders.

Summary Financial Information

	Israel Historical Sight Seeing Co. For the three Months ended March 31, 2008 (Unaudited)	Israel Historical Sight Seeing Co. for the period May 22, 2007 (inception) through December 31, 2007 (Audited)
Statement of Operations Data
Operating expenses	$8,450	17,917
Net operating loss	(8,450)	(17,917)

Other income (expenses)	$3	43
Net Loss	(8,447)	(17,874)

Net loss per common share:
Basic and diluted	$(0.00)	(0.00)

Weighted average number of
Common shares outstanding:	6,442,700	6,222,883
Basic and diluted

                                             Balance Sheet Data

Working capital (Deficit)	$(586)	4,861
Total assets	$914	5,911
Total liabilities	$1,500	1,050
Stockholders' equity (deficit)	$(586)	4,861

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

 Risk Factors Relating to Our Company

1.           We are a development stage company with no operating history and may never be able to effectuate our business plan or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise.   Our Company was established on May 22, 2007.  Although we have begun initial investigations into the travel service industry, we may not be able to successfully effectuate our business.  There can be no assurance that we will ever achieve any revenues or profitability. The revenue and income potential of our proposed business and operations is unproven, and the lack of operating history makes it difficult to evaluate the future prospects of our business.  We have not generated any revenues to date.  Accordingly, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business, and our Company is a highly speculative venture involving significant financial risk.

2.           We expect losses in the future because we have no revenue to offset losses.

As we have no current revenue, we are expecting losses over the next 12 months because we do not yet have any revenues to offset the expenses associated with the development and implementation of our business plan. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

3.           We have a going concern opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

We have not yet established an ongoing source of revenues.  As reflected in the accompanying financial statements, the Company has a net loss of $17,874 and net cash used in operations from the period May 22, 2007 (inception) to December 31, 2007 was $16,224. We had an accumulated deficit during our development stage of $17,874 at December 31, 2007.  Furthermore, we anticipate generating losses for the next 12 months.  These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period May 22, 2007 (inception) to December 31, 2007.  Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business strategy may not be successful in addressing these issues.  If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

4.           If we are unable to obtain additional funding, our business operations will be harmed.  Even if we do obtain additional financing then our existing shareholders may suffer substantial dilution.

We will require additional funds to implement our business plan. We anticipate that we will require a minimum of $65,000 to fund our planned activities for the next twelve months. We hope to raise this capital through the sale of our securities in a private placement.  The inability to raise the required capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations.  If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause the Company to become dormant. We currently do not have any arrangements or agreements to raise additional capital. Any additional equity financing may involve substantial dilution to our then existing shareholders.

5.           The revenue of our business model is unproven and our success is dependent on our ability to develop and then expand our customer base.

We intend to generate revenues from the provision of professional, personalized guided tours for visitors to Jerusalem.  Jerusalem is uniquely position among cities of the world because of its crucial role in religious history as a holy city for three great monotheistic religions: Judaism, Christianity, and Islam. Religious customers will be able to design a pilgrimage to suit their specific religious needs.

We hope to complete the development of our website within six months after the registration statement containing this prospectus is declared effective by the Securities and Exchange Commission. We hope to utilize the website in our efforts to create strategic partnerships with travel and special event companies that will result in reciprocal advertising on each other's web site or other cross promotional print advertising.  The partnerships that we develop will enable us to grow our customer base and expand our business by increasing exposure to our website to individuals that view these sponsors' web sites.

Even if we are able to create strategic partnerships with travel and special events companies, it is not possible for us to predict the future level of demand for our services and we are subject to risk associated with fluctuations in the travel services industry.

6.           We may not be able to compete with current and potential competitors, some of whom have greater resources and experience than we do.

The tour guide market is intensely competitive, highly fragmented and subject to rapid change. We do not have the resources to compete with our existing competitors or with any new competitors. We compete with many tour guide companies and taxi services, that may have significantly greater personnel, financial, managerial, and technical resources than we do. Competition from other companies with greater resources and name recognition may result in our failure to maintain or expand our business as we may never be able to develop clients for our services.

7.           We may face damage to our professional reputation if our future clients are not satisfied with our services. In this case, it is unlikely that we will be able to obtain future engagements. If we are unable to obtain engagements, investors are likely to lose their entire investment.

As a travel service firm, we depend and will continue to depend to a large extent on referrals and new engagements from our former customers as we will attempt to establish a reputation for high-caliber professional tour guide service company and integrity to attract and customers. As a result, if a customer is not satisfied with our services, such lack of satisfaction may be more damaging to our business than it may be to other businesses. Accordingly, no assurances can be given that we will obtain customers in the foreseeable future.

8.           We are heavily dependent upon Mr. Mark Wallerstein, our sole officer and director.  The loss of Mr. Wallerstein, upon whose relationships, knowledge, leadership and technical expertise  we rely, would harm our ability to execute our business plan.

We are dependent on the continued contributions of Mark Wallerstein, our sole officer and director, whose relationships, knowledge, leadership and experience in the tour guide service industry would be difficult to replace. Our success is also heavily dependent on our ability to  attract and retain experienced agents and sales professionals to market and refer customers to our business.  We do not currently have any contracts or agreements with travel agents to refer business.  We do not maintain any key person insurance on Mr. Wallerstein.  If we were to lose his services, our ability to execute our business plan would be harmed and we may be forced to cease operations until such time as we could hire a suitable replacement for Mr. Wallerstein.

9.           We face intense competition that may lead to downward pricing, or an inability to raise prices, with could have a material adverse impact on our financial results.

The market in which we operate is highly competitive. Our business is subject to intense price competition, which, potentially, will make it difficult for the Company to determine service prices and maintain adequate profits. The tour companies against whom we will compete, have access to substantial capital, and may seek to compete aggressively on the basis of pricing. To the extent that we do not match or remain within a reasonable competitive distance from our competitors’ pricing, it could also have a material adverse impact on our results of operations, as we may lose sight seeing volume. The Internet has increased pricing transparency among sight seeing companies by enabling customers, including tourists and business travelers, to more easily obtain the lowest rates available from tour guide companies. Such intensified price competition may adversely affect the Company’s profits, especially in terms of possible decreases in demand.

10.           We are impacted by weather conditions. Extreme rain or cold conditions limits our prospects of booking tours.

We will depend heavily on favorable weather conditions. We will benefit from having good conditions at the tour locations and moderate temperatures to permit our customers to enjoy their tour. We have no control over weather conditions or perceived weather conditions. However, our business and revenues will be severely impacted during periods of inclement weather conditions.

11.           Our Chief Executive Officer owns a majority of the outstanding shares of our common stock and other stockholders may not be able to influence control of the company or decision making by management of the company.

Our Chief Executive Officer, Mark Wallerstein presently owns 93% of our outstanding common.  As a result, our Chief Executive Officer has substantial control over all matters submitted to our stockholders for approval including the following matters: election of our board of directors; removal of any of our directors; amendment of our Certificate of Incorporation or bylaws; and adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us. Other stockholders may find the corporate decisions influenced by our Chief Executive Officer are inconsistent with the interests of other stockholders.  In addition, other stockholders may not be able to change the directors and officers, and are accordingly subject to the risk that management cannot manage the affairs of the company in accordance with such stockholders’ wishes.

12.           If we are unable to recruit, motivate and retain qualified drivers, our business, financial condition, results of operations and cash flows could be materially and adversely affected.

The success of our business will depend upon our ability to attract and retain through independent contractor or other arrangements, qualified drivers who possess the skills and experience necessary to meet the needs of our operations. We compete in markets in which unemployment is generally relatively low and the competition for independent drivers and other employees is intense. In addition, the independent drivers we hope to utilize will be responsible for all vehicle expense including maintenance, insurance, fuel and all other operating costs. We will make every reasonable effort to include fuel cost adjustments in customer billings that are paid to independent drivers to offset the impact of fuel price increases. However, if future fuel cost adjustments are insufficient to offset independent drivers’ costs, we may be unable to attract a sufficient number of independent drivers.

We will continually evaluate and upgrade our pool of available independent drivers to keep pace with demands for tour guide services. We cannot assure you that qualified drivers will be available in sufficient numbers and on terms acceptable to us. The inability to attract and retain qualified drivers, could materially and adversely affect our business, financial condition, results of operations and cash flows.

13.     We may be unable to offer certain historical venues due to government restrictions or due to archeological renovations, which may have an adverse effect on our business.

We will be targeting venues that are readily accessible.  Although we intend to source that are open to the public, some venues may become restricted due to the changing political climate or due to digs and renovations.  If the business requires certain venues that prove to be unavailable, we may not be able to fulfill our obligations.  Failure to fulfill contracted obligations may result in serious financial costs which may have a serious effect on our ability to survive.

14.            Political and Military Conditions in Israel may affect our operations.

We are incorporated under the laws of the State of Nevada but our operations will be located in Israel. We are directly affected by the political, economic and military conditions affecting Israel. Any major hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners could materially adversely affect our business, financial condition and results of operations.  Since the establishment of the State of Israel in 1948, hostility has existed, varying in degree and intensity, between Israel and the Arab countries. In addition, Israel and companies doing business with Israel have been subject to an economic boycott by the Arab countries. Although Israel has entered into agreements with some Arab countries and the Palestinian Authority, and various declarations have been signed in connection with efforts to resolve some of the economic and political problems in the Middle East, there has been a significant increase in violence since September 2000 which continued with varying levels of severity through 2004. Since the death of Yasser Arafat in 2004, low-level negotiations between Israel and Palestinian representatives have been renewed. Nevertheless, the political and security situation in Israel may result in certain parties with whom we may contract claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions. In addition, recently there was an escalation in violence among Israel, Hamas, the Palestinian Authority and other groups, as well as extensive hostilities along Israel’s northern border with Lebanon in the summer of 2006, and extensive hostilities along Israel’s border with the Gaza Strip since June 2007 when the Hamas effectively took control of the Gaza Strip, which have intensified since February 2008.

Any hostilities involving Israel could directly adversely affect our operations in a number of ways.  Historically, the level of tourism in Israel decreases when hostilities increases and could make it more difficult for us to raise capital. Furthermore, our employees and independent contractors will be located in Israel, which could still face a renewal of civil unrest, terrorist activity and military action. Currently, we do not have business interruption insurance and it is unlikely that we will obtain such insurance. Security and political conditions will have a direct adverse effect on our business. Any future armed conflicts or political instability in the region would negatively affect business conditions and harm our results of operations.

Furthermore, all non-exempt male adult permanent residents of Israel especially under the age of 40, are obligated to perform military reserve duty and may be called to active duty under emergency circumstances. In the past there have been significant call-ups of military reservists, and it is possible that there will be additional call-ups in the future. While our goal is to operate effectively despite these conditions, we cannot assess the impact these conditions may have on us, particularly if emergency circumstances occur. Our operations could be disrupted by the absence for a significant period of one or more of our executive officers or key employees or a significant number of our other employees due to military service. Any disruption in our operations would harm our business.

15.           We may be adversely affected by a change in the exchange rate of the New Israeli Shekel against the U.S. dollar.

Because exchange rates between the New Israeli Shekel, or NIS, and the U.S. dollar fluctuate continuously, exchange rate fluctuations, particularly larger periodic devaluations, may have an impact on our profitability and period-to-period comparisons of our results. In 2002 and 2005 the rate of devaluation of the NIS against the dollar was 7.3% and 6.8% respectively, while in 2003, 2004 and 2006 the NIS appreciated in value in relation to the dollar by 7.6% 1.6% and 8.2%, respectively. In 2007 the rate of the revaluation of the NIS against the dollar was 9%.

Since our operations will be based in Israel, our revenues will be denominated in NIS, our expenses, primarily labor expenses will accrue in NIS. Additionally, certain assets, as well as a portion of our liabilities, will be denominated in NIS.  Our results may be adversely affected by the devaluation of the NIS in relation to the dollar (or if such devaluation is on lagging basis), if our revenues in NIS are higher than our expenses in NIS and/or the amount of our assets in NIS are higher than our liabilities in NIS. Alternatively, our results may be adversely affected by appreciation of the NIS in relation to the dollar (or if such appreciation is on a lagging basis), if the amount of our expenses in NIS are higher than the amount of our revenues in NIS and/or the amount of our liabilities in NIS are higher than our assets in NIS.

Risks Relating To Our Common Shares

16.           We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.

Our Articles of Incorporation authorizes the issuance of 700,000,000 shares of common stock, of which 6,442,700 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

17.           Our common shares are subject to the "Penny Stock" Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  The offering price of our common stock could be higher than the market value, causing investors to sustain a loss of their investment.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation, and therefore expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

18.           State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

19.           Currently, there is no public market for our securities, and there can be no assurances that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

There has not been any established trading market for our common stock, and there is currently no public market whatsoever for our securities. Additionally, no public trading can occur until we file and have declared effective a Registration Statement with the US Securities and Exchange Commission (“SEC”). We have not determined whether or when we will file a Registration Statement. There can be no assurances as to whether, subsequent to registration with the SEC:

•	any market for our shares will develop;

•	the prices at which our common stock will trade; or

•
the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of The Company and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

20.           If a market develops for our shares, sales of our shares relying upon rule 144 may depress prices in that market by a material amount.

The majority of the outstanding shares of our common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.

As restricted shares, these shares may be resold only pursuant to an effective registration statement, such as this one (for the shares registered hereunder) or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. On November 15, 2007, the Securities and Exchange Commission adopted changes to Rule 144, which, would shorten the holding period for sales by non-affiliates to six months (subject to extension under certain circumstances) and remove the volume limitations for such persons.   The changes became effective in February 2008. Rule 144 provides in essence that an affiliate who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTCBB (if and when listed thereon) is not an "automated quotation system" and, accordingly, market based volume limitations are not available for securities quoted only over the OTCBB. As a result of the revisions to Rule 144 discussed above, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of six months, if the Company has filed its required reports..  A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

21.           Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws which prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is no public market for our common stock, and there can be no assurance that any public market will develop in the foreseeable future.  Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions.  Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in approximately 17 states which do not offer manual exemptions and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one.  See also “Plan of Distribution-State Securities-Blue Sky Laws.”

22.           We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 20,000,000 shares of "blank check" preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock

23.           We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

If we become registered with the SEC, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

Because we only have one non-independent director, we do not currently have independent audit or compensation committees. As a result, the director has the ability, among other things, to determine his own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

If we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. As a result, we may not have sufficient funds to grow our operations.

THE OFFERING

This prospectus relates to the resale by certain selling security holders of the Company of up to 442,700 shares of our common stock.  Such shares were offered and sold by us at a purchase price of $0.05 per share to the selling security holders in private placements conducted in August through November 2007 pursuant to the exemptions from registration under the Securities Act provided by Regulations S and D of the Securities Act. As of July 7, 2008, the Company raised $22,135 in gross proceeds.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

The selling security holders will be offering the shares of common stock being covered by this prospectus at a fixed price of $0.10 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $.10 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $.05 plus an increase based on the fact the shares will be liquid and registered.

Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of July 9, 2008, by the selling security holders prior to the offering contemplated by this prospectus, the number of shares each selling security holder is offering by this  prospectus and the number of shares which each would own  beneficially  if all  such  offered  shares  are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the selling security holders is a registered broker-dealer or an affiliate of a registered broker-dealer.  Each of the selling security holders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities.  The shares were offered and sold to the selling security holders at a purchase price of $0.05 per share in a private placement made in August through November 2007, pursuant to the exemption from the registration under the Securities Act provided by Regulation S of the Securities Act.  None of the selling security holders are affiliates or controlled by our affiliates and none of the selling security holders are now or were at any time in the past an officer or director of ours or any of any of our predecessors or affiliates.

The percentages below are calculated based on 6,442,700 shares of our common stock issued and outstanding.  We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name of Selling Security (1)		Common Shares owned by the Selling Security Holder	Number of Shares Offered by Selling Security Holder	Number of Shares and Percent of Total Issued and Outstanding Held After the Offering(1)
Last name	First name			# of Shares	% of Class
Stamm	Yisrael Zev	40,000	40,000	0	*
Pollack	Ari	30,000	30,000	0	*
Wallerstien	Shifra	22,000	22,000	0	*
Wallerstien	Mark	22,000	22,000	0	*
Hershkowitz	Rochel	20,000	20,000	0	*
Shenkman	Debbie	20,000	20,000	0	*
Stefansky	David	20,000	20,000	0	*
Hershkowitz	David	20,000	20,000	0	*
Baum	Cheski	20,000	20,000	0	*
Baumann	Ari	20,000	20,000	0	*
Kessler	Alan	20,000	20,000	0	*
Auction	Ware	17,000	17,000	0	*
Miller	Yehuda	16,000	16,000	0	*
Klien	Menachem	16,000	16,000	0	*
Mayer	Jeffrey	16,000	16,000	0	*
Bein	Abraham	16,000	16,000	0	*
Deutsch	Elias	13,100	13,100	0	*
Baumann	Esther	10,000	10,000	0	*
Shechter	Baruch	10,000	10,000	0	*
Pruzansky	Michael	6000	6000	0	*
Katzman	Ari	6000	6000	0	*
Sommerstien	Mark	5000	5000	0	*
Zwick	Robert	4000	4000	0	*
Newman	Ira	4000	4000	0	*
Fux	Menacha Yocheved	3000	3000	0	*
Kahane	Itamar	3000	3000	0	*
Berkowitz	Fishel	3000	3000	0	*
Indorsky	Asher	2400	2400	0	*
Gottlieb	Yoal	2000	2000	0	*
Blonder	Yoal	2000	2000	0	*
Goldstien	Yissocher Dov	2000	2000	0	*
Davidowitz	Yaakov	2000	2000	0
Perl	Shimon oser	2000	2000	0	*
Gottlieb	Perel	2000	2000	0	*
Elbo	Channel	2000	2000	0	*
Gottlieb	Chana	2000	2000	0	*
Perl	Chana Devorah	2000	2000	0	*
Fishman	Bracha Rivka	2000	2000	0	*
Kahana	Alexander Lipa	2000	2000	0	*
Fishman	Yosef	1800	1800	0	*
Davidowitz	Baila	1800	1800	0	*
Brandsdofer	Yechial	1700	1700	0	*
Fishman	Chana	1600	1600	0	*
Indorsky	Alter	1600	1600	0	*
Richter	Aaron Yaakov	1400	1400	0	*
Hershkowitz	Yaakov shaul	1200	1200	0	*
Groman	Nesanel	1100	1100	0	*
Richter	Nechamia	1000	1000	0	*
Donat	Chaim Meir	1000	1000	0	*

* Represents less than one percent of the total number of shares of common stock outstanding as of the date of this filing.

(1)   Assumes all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during this offering period. Based on 6,442,700 shares of common stock issued and outstanding as of July 9, 2008.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

PLAN OF DISTRIBUTION

There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the National Association of Securities Dealers, Inc. for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.  The selling security holders will be offering the shares of common stock being covered by this prospectus at a fixed price of $0.10 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $.10 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $.05 plus an increase based on the fact the shares will be liquid and registered.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling security holders directly to one or more purchasers or through brokers or dealers who act solely as agent,  at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changes.  The distribution of the shares may be effected in one of more of the following methods: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale.

solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales.  All states offer a variety of exemption from registration for secondary sales.  Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.  The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 700,000,000 shares of common stock, par value $0.0001, of which 6,442,700 shares are issued and outstanding as of July 9, 2008.  Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors.  The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.  There is no provision in our Articles of Incorporation or By-laws that would delay, defer or prevent a change in control of our Company.

Preferred Stock

We are authorized to issue 20,000,000 shares of preferred stock, none of which is issued and outstanding.  Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue up to 20,000,000 shares of preferred stock in order to raise capital for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DESCRIPTION OF BUSINESS

We were incorporated under the laws of the State of Nevada on May 22, 2007.  We are a development stage company.  From our inception to date, we have not generated any revenues, and our operations have been limited to organizational, start-up, and capital formation activities.  We currently have no employees other than our sole officer, who is also our sole director.

The address of our principal executive office is Rechov Nachal Zohar 10, Ramat Beit Shemesh, Israel. Our telephone number is 011-972-3-052534466.  We do not have a functioning website at this time.

The Company

We are focused on becoming a travel service oriented company which will seek to generate revenues from travelers who require intimate, professional and personalized guided toursthrough historical Jerusalem. Jerusalem is a popular tourist destination for people from around the world and the main attraction for tourists to Israel. Among its many visitors are Jewish, Christian, and Muslim pilgrims, backpackers, vacationers, and the participants of numerous international conferences. Tourists generally take advantage of the city with numerous religious and historical sites of interest.

Our Sevice

Israeli Historical intends to differentiate its services from its competitors. A key component to our guided tours service is that our tours will be private and personalized to the needs of our customers and our tour guides will be fluent in the language of the visitor. An Israeli Historical tour may be taken individually or in small groups of no more than four persons. We intend to provide our customers with a unique opportunity to explore the ancient architecture and sights of the city of Jerusalem.

The tour guide services market is rapidly evolving and intensely competitive.  We will compete with a many companies that offer traditional tour guide services. Most tour guide services are done in large groups and the interest of the group takes precedence over the needs of the individual. Some tourists leave a tour feeling unfulfilled because some sites were of no interest to them or because there was very little time to see, learn and experience a site of interest. Our company aims to provide a solution to the traditional tour guide service by offering personalized guided tours. Our customers will be able to go where they want, when they want and do what they want.

We intend to focus on the quality services that we believe will make us different from other travel guide companies, including:

❖	individually customized tours

❖	small groups;

❖	family oriented;

❖	culturally focused;

❖	flexibility (in changing itinerary during the tour); and

❖	complete dedication to the customer by helping them pick the tour that best meet their needs and budget.

 We plan to charge our clients on an hourly or daily basis. While we do not intend to provide tour packages, customers may choose to include site such as:

❖	Mount of Olives, with its panoramic view of the Old City and its ancient Jewish cemetery;

❖	Ramparts Walk, which is a walkway atop the Old City walls, which offers a unique panoramic view of the Old City and its surroundings;

❖	the Western Wall, Judaism’s most sacred site;

❖	the Southern Wall Excavations, walking on the original two thousand-year old street and climbing the ancient steps;

❖	Mount Zion, King David’s Tomb, a site of Jewish pilgrimage since the Middle Ages;

❖	Hezekiah’s Tunnel, through which water has flowed since the days of King Hezekiah some 2,700 years ago; and

❖	the rebuilt Jewish Quarter including the old Sephardic synagogues, the Cardo, the Broad Wall, the Burnt House with its captivating audiovisual presentation, the Herodian Mansions.

 In addition, visitors may choose to venture outside Jerusalem to other historical sites such as the Galilee, Golan, Caesarea, Eilat, Delarosa, Western Wall, Artist quarter sefad, Dead Sea, Ein gedi, Qumran (Dead Sea Scrolls), Masada plus much more. We believe that our private, personalized service as well as visitors’ flexibility to choose where they want to go is a unique to the tour guide industry and will be a key factors that attract customers to our company . While most tour group offer fixed programs they cannot offer la carte destinations nor can they change itinerary during mid tour. Our customers need and satisfaction will be pivotal to our business.

We believe that our ability to be flexible during the tour will further enhance our clients experience and position our company in a unique way to further reach out to our target market. Furthermore since our tour guides will be abreast of local activities, we will be able to notify our customers of festivals, art shows, culinary events, special gatherings, and any other cultural event that may be of interest to them.

Vehicles

We currently we have only one vehicle, which was provided to the Company by our sole officer, who is also our sole director, at no cost to the Company. The vehicle comfortably seats five persons including the driver, who will also be the tour guide. We do not intend to purchase additional vehicles but as we grow, we will enter into arrangements with independent tour guides, who will use their private vehicle for the tours. The visitor will book his tour with us and we will thereafter assign an independent tour guide to meet with the visitor. The tour guide will be paid a prearranged fee.

Principal Markets

Our principal market will consist of visitors who are looking for a tour that is dedicated to them. Our tours will primarily cater to the individual or small groups of up to 4 persons, who feel lost with large tour guide companies and who generally walk away from a sight seeing tour feeling bewildered because they did not experience the sights as they should have.

Marketing

In general we intend to market the Company and its services to our principal market, through a number of initiatives. Initially, we will work with a web site developer to develop a functional and unique site that will keep users interested in our site. We understand the importance of having a web site that is pleasing to look at and easy to navigate.

After the development of our website, we hope to create strategic partnerships with travel and special event companies that will result in reciprocal advertising on each other's web site or other cross promotional print advertising.  The partnerships that develop will enable us to grow our customer base and expand our business to increase our exposure to the consumers that view these partners’ websites.

Our management will execute cross-marketing promotional tie-ins with other media and branded products in sponsorship campaigns for marketing travel related products and services on the Internet.  Although we have not entered into any such agreement to date, we intend to work with established companies.  We intend to establish significant co-marketing relationships to promote our service.  These programs typically involve participation with airlines, hotels, cruise providers, and online service providers.  We intend to enter into additional co-marketing relationships in support of our marketing strategy but to date have not entered into any such agreements.

Competition

The sight seeing industry is highly fragmented and competitive with limited barriers to entry. We believe that there are numerous firms that compete with us in our market, ranging from small or single-office firms to large, well-established companies, including large and private tour guide companies. Among those competitors, we will rank near the bottom of the small or single-office firms because our operations will be small. We believe that our primary competitors will include small or single-office firms.

While we will compete with traditional "brick and mortar" providers of tour guide services,  we will also compete with other Internet-based companies and businesses that have developed or are in the process of developing websites that will compete with the services that will be developed and offered by us. Many of these competitors have greater financial and other resources, and more experience in research and development, than we have.

We believe that the most important competitive factors in obtaining and retaining our targeted clients are an understanding of a customer's specific requirements, the ability to provide professional personalized service and provide quality services not available through our competitors, at reasonable prices. We expect ongoing vigorous competition and pricing pressure from national, regional and local providers. We cannot guarantee that we will be able to obtain market share or profitability.

Governmental Regulations

We do not require a license from the Israel Ministry of Tourism to be a tour guide.

Employees

We have no employees at the present time.  Our sole officer, who is also our director is responsible for all planning, developing and operational duties, and will continue to do so throughout the early stages of growth. There are no intentions in hiring employees until the business has been successfully launched and there is sufficient, reliable revenue flowing into our company from operations.  Our sole officer and director will do whatever work is necessary to bring the business to the point of having positive cash flow. Human resource planning will be part of an ongoing process that will include constant evaluation of operations and revenue realization. In any case, management has no intention of hiring any full time employees during the first year of operations.

DESCRIPTION OF PROPERTY

The Company leases its executive offices located at Rechov Nachal Zohar 10, Ramat Beit Shemesh, Israel from its President and Chief Executive Officer, free of charge. The Company believes that its current office space will be adequate for the foreseeable future.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.  The Company’s property is not the subject of any pending legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the FINRA for our common stock to be eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

DIVIDEND POLICY

We have not declared of paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the forseeable future.  Declaration of payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevent by the board of directors.  Thre are no contractual restrictions on our ability to declare or pay dividends.

SHARE CAPITAL

Security Holders

As of July 9, 2008, there were 6,442,700 common shares issued and outstanding, which were held by 50 stockholders of record.

Transfer Agent

We have not engaged a transfer agent to serve as transfer agent for shares of our common stock.  Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

Admission to Quotation on the OTC Bulletin Board

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board. However, we do not have a market maker that has agreed to file such application.  If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of Israeli Historical Sight Seeing Co. and the services we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

Israeli Historical is focused on becoming a travel service oriented company which will seek to generated revenues from travelers who require an intimate, professional and personal guided tour through historical Jerusalem. We intend to provide our customers with a unique opportunity to explore the ancient architecture of the city of Jerusalem. With adequate funding we feel that we will be well positioned to execute our business plan.

Plan of Operation

We have not had any revenues since our inception on May 22, 2007.  Over the next twelve months we intend to create a customer base for our tour guide service.   After the registration statement containing this prospectus is declared effective by the Securities and Exchange Commission, we intend to focus on the developing of our website and to entering into strategic partnerships with the travel and leisure distributors. We will also focus on executing our advertising strategy.

We intend to develop our blog and cross market it with other internet travel sites. In the next twelve months we intend to focus on starting and building up our business and starting to offer personalized tours.  We plan to take part in various trade shows to promote our service to travel and booking agents. Any relationship we arrange with travel and booking agents will be non-exclusive.

We do not have any immediate intention to hire any full time employees, all functions will be handled by our sole officer and director. As we grow, we will consider hiring salespersons to assist our officer with bookings and other administrative functions. However, within the next twelve months, we intend to engage independent drivers as tours guides. Our independent drivers will be compensated solely on a percentage on the sales until such time that our revenues.

In addition we plan to register with the ministry of tourism as a listed tour guide company at, which we feel will give us added exposure and drive business to our company.

We therefore expect to incur the following costs in the next twelve months in connection with our business operations:

Radio and print advertisement:	$25,000
General administrative costs:	$25,000
Internet development Cost	$15,000

Total expenditures over the next 12 months are therefore expected to be	$65,000

We do not have sufficient capital to operate our business and will require additional funding to sustain operations through the next twelve months. There is no assurance that we will have revenue in the future or that we will be able to secure the necessary funding to develop our business.

Liquidity and Capital Resources

In a private placement completed in November 2007, we raised $22,135 from the 50 selling security holders. The proceeds from the sale of the shares were used to fund our operating expenses which include among others, professional fees, general and administrative expenses. As of March 31, 2008, the Company had a cash balance of $914. The Company does not believe that such funds will be sufficient to fund its expenses over the next twelve months. We will have to raise the funds to pay for our operating expenses over the next twelve months.  We may also have to borrow money from shareholders or issue debt or equity or enter into a strategic arrangement with a third party.   There can be no assurance that additional capital will be available to the Company. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.  Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Berman & Company, P.A. is our independent registered public accounting firm. There have not been any     or disagreements with accountants on accounting and financial disclosure or any other matter.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years of our current directors and executive officers.

Name and Business Address	Age	Position

Mark Wallerstein	30	President, Chief Executive Officer, Treasurer and Secretary and Director

Mark Wallerstein, has been our sole director and our Chief Executive Officer, Chief Financial Officer, and Secretary since our inception on May 22, 2007.  Since August, 1997, he has been working in various Travel and Leisure Jobs serving as tour guide, planning coordinator and booking agent.

Our director/officer is not a director in any other U.S. reporting companies. Our director/officer has not been affiliated with any company that has filed for bankruptcy within the last five years. The Company is not aware of any proceedings to which the Company’s officer/director, or any associate of any such officer/director, is a party adverse to the Company or any of the Company’s subsidiaries or has a material interest adverse to it.

Each director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders. Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Auditors; Code of Ethics; Financial Expert

Our independent registered public accounting firm is Berman & Company, P.A. W e do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have a “financial expert” on the board or an audit committee or nominating committee.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors.  Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions.  We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” We do not believe that any of our directors currently meet the definition of “independent” as promulgated by the rules and regulations of the American Stock Exchange.

EXECUTIVE COMPENSATION

Summary Compensation

Since our incorporation on May 22, 2007, we have not paid any compensation to our directors or officers in consideration for services rendered to our Company in their capacity as such. We have no employment agreements with any of our directors or executive officers. We have no pension, health, annuity, bonus, insurance, stock options, profit sharing, or similar benefit plans.

Since our incorporation on May 22, 2007, no stock options or stock appreciation rights were granted to any of our directors or executive officers, none of our directors or executive officers exercised any stock options or stock appreciation rights, and none of them hold unexercised stock options. We have no long-term incentive plans.

Outstanding Equity Awards

Our directors and officers do not have unexercised options, stock that has not vested, or equity incentive plan awards.

Compensation of Directors

Our directors do not receive compensation for their services as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of July 9, 2008, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 6,442,700 shares of our common stock issued and outstanding as of July 9, 2008.  We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.  Unless otherwise indicated, the address of each person listed is c/o Rechov Nachal Zohar 10, Ramat Beit Shemesh, Israel

Name of Beneficial Owner	Title Of Class	Amount and Nature of Beneficial Ownership	Percent of Class

Mr. Mark Wallerstein	Common	6,022,000	93%

Directors and Officers as a Group (1 person)	Common	6,022,000	93%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In May 2007, we issued 6,000,000 shares of our common stock to Mr. Mark Wallerstein our President, Chief Executive Officer and a director of the Company.  These shares were issued in exchange for services rendered in the amount of $600. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.  Mark Wallerstein is an officer and director of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On September 1, 2007, we issued an additional 22,000 shares of our common stock to Mr. Mark Wallerstein for the purchase price of $0.05 per share, and amounted in the aggregate of $1,100.   The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.

EXPENSES OF ISSUANCE AND DISTRIBUTION

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

Nature of Expense	Amount

Accounting fees and expenses*	$8,000

SEC registration fee	$1.74

Legal fees and other expenses*	$15,000

Total	$23,001.74

*Estimated Expenses.

LEGAL MATTERS

David Lubin & Associates, PLLC has opined on the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Berman & Company, P.A., an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

Israeli Historical Sight Seeing Co.
 (A Development Stage Company)
Financial Statements
December 31, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of:
Israeli Historical Sight Seeing Co.

We have audited the accompanying balance sheet of Israeli Historical Sight Seeing Co. (a development stage company) as of December 31, 2007, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from May 22, 2007 (inception) to December 31, 2007. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Israeli Historical Sight Seeing Co. as of December 31, 2007, and the results of its operations and its cash flows for the period from May 22, 2007 (inception) to December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has a net loss of $17,874 and net cash used in operations of $16,224 for the period ended December 31, 2007 and a deficit accumulated during the development stage of $17,874 at December 31, 2007. These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plan in regards to these matters is also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Berman & Company, P.A.

Boca Raton, Florida
February 20, 2008

Israeli Historical Sight Seeing Co.
(A Development Stage Company)
Balance Sheet
December 31, 2007

Assets

Current Assets
Cash	$ 5,911
Total Current Assets	5,911

Total Assets	$ 5,911

Liabilities and Stockholders' Equity

Current Liabilities
Accrued expenses	$ 1,050
Total Current Liabilities	1,050

Stockholders' Equity
Preferred stock, $0.0001 par value; 20,000,000 shares authorized;
none issued and outstanding	-
Common stock, $0.0001 par value, 700,000,000 shares authorized;
6,442,700 shares issued and outstanding	644
Additional paid-in capital	22,091
Deficit accumulated during the development stage	(17,874)
Total Stockholders' Equity	4,861
Total Liabilities and Stockholders' Equity	$ 5,911

-
See accompanying notes to financial statements

Israeli Historical Sight Seeing Co.
(A Development Stage Company)
Statement of Operations
For the Period from May 22, 2007 (Inception) to December 31, 2007

Revenues	$ -

Operating Expenses
General and administrative	17,917
Total Operating Expenses	17,917

Loss from Operations	(17,917)

Other Income
Interest income	43
Total Other Income	43

Net loss	$ (17,874)

Net loss per share - basic and diluted	(0.00)

Weighted average number of shares outstanding	6,222,883
during the period - basic and diluted
See accompanying notes to financial statements

Israeli Historical Sight Seeing Co.
(A Development Stage Company)
Statement of Changes in Stockholders' Equity
For the Period from May 22, 2007 (Inception) to December 31, 2007

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity

Issuance of common stock to founder for services ($0.0001/share)	6,000,000	$ 600	$ -	$ -	$ 600

Issuance of common stock for cash - related parties ($0.05/share)	44,000	4	2,196	-	2,200

Issuance of common stock for cash ($0.05/share)	398,700	40	19,895	-	19,935

Net loss for the period ended December 31, 2007	-	-	-	(17,874)	(17,874)

Balance - December 31, 2007	6,442,700	$ 644	$ 22,091	$ (17,874)	$ 4,861

See accompanying notes to financial statements

Israeli Historical Sight Seeing Co.
(A Development Stage Company)
Statement of Cash Flows
For the Period from May 22, 2007 (Inception) to December 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$ (17,874)
Adjustments to reconcile net loss to cash used in operating activities:
Stock issued for services - related party	600
Changes in operating assets and liabilities:
Increase in accrued expenses	1,050
Net Cash Used In Operating Activities	(16,224)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	19,935
Proceeds from issuance of common stock - related parties	2,200
Net Cash Provided By Financing Activities	22,135

Net Increase in Cash	5,911

Cash - beginning of period	-

Cash - end of period	$ 5,911

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash paid during the period for:
Taxes	$ -
Interest	$ -

See accompanying notes to financial statement

Israeli Historical Sight Seeing Co.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2007

Note 1 Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Israeli Historical Sight Seeing Co. (the "Company") was incorporated in Nevada on May 22, 2007.

The Company intends to be a provider of private sightseeing tours in Israel.

Development Stage

The Company's financial statements are presented as those of a development stage enterprise.  Activities during the development stage primarily include equity based financing and development of the business plan.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

A significant estimate in 2007 included a 100% valuation allowance for deferred taxes due to the Company’s continuing and expected future losses.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents. At December 31, 2007, the Company had no cash equivalents.

Net Loss Per Share

Basic loss per share is computed by dividing net loss by weighted average number of shares of common stock outstanding during each period.  Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. At December 31, 2007, the Company did not have any outstanding common stock equivalents; therefore, a separate computation of diluted loss per share is not presented.

Israeli Historical Sight Seeing Co.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2007

Stock-based Compensation

All share-based payments to employees will be recorded and expensed in the statement of operations as applicable under SFAS No. 123R “Share-Based Payment”.  The Company has not issued any stock based compensation since inception.

Income Taxes

The Company accounts for income taxes under the liability method in accordance with Statement of Financial  Accounting  Standards No. 109, "Accounting for Income Taxes" under this method,  deferred income tax assets and liabilities are determined based on differences  between the financial reporting and tax bases of assets and  liabilities  and are measured using the enacted tax rates and laws  that will be in effect  when the  differences  are  expected  to reverse.

Fair Value of Financial Instruments

The carrying amounts of the Company’s short-term financial instruments, including accrued expenses, approximates its fair value due to the relatively short period to maturity for this instrument.

Recent Accounting Pronouncements

In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities, which permits entities to choose to measure many financial instruments and certain other items at fair value. The unrealized gains and losses on items for which the fair value option has been elected should be reported in earnings.  The decision to elect the fair value option is determined on an instrument-by-instrument basis, should be applied to an entire instrument and is irrevocable.  Assets and liabilities measured at fair values pursuant to the fair value option should be reported separately in the balance sheet from those instruments measured using other measurement attributes.  SFAS No. 159 is effective as of the beginning of the Company’s 2008 fiscal year. The adoption of SFAS No. 159 is not expected to have a material effect on its financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No 51” (SFAS 160). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment. SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The adoption of SFAS No. 160 is not expected to have a material effect on its financial position, results of operations or cash flows.

Israeli Historical Sight Seeing Co.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2007

In December 2007, the FASB issued SFAS 141R, Business Combinations (“SFAS 141R”), which replaces FASB SFAS 141, Business Combinations.  This Statement retains the fundamental requirements in SFAS 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.  SFAS 141R will require an entity to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition.  SFAS 141R will require an entity to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date.  This compares to the cost allocation method previously required by SFAS No. 141.  SFAS 141R will require an entity to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met.  Finally, SFAS 141R will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date.  This Statement will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008.  Early adoption of this standard is not permitted and the standards are to be applied prospectively only.  Upon adoption of this standard, there would be no impact to the Company’s results of operations and financial condition for acquisitions previously completed.  The adoption of SFAS No. 141R is not expected to have a material effect on its financial position, results of operations or cash flows.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

Note 2 Going Concern

As reflected in the accompanying financial statements, the Company has a net loss of $17,874, net cash used in operations of $16,224 for the period ended December 31, 2007, and a deficit accumulated during the development stage of $17,874 at December 31, 2007.  In addition, the Company is in the development stage and has not yet generated any revenues. The ability of the Company to continue as a going concern is dependent on Management's plans, which include potential asset acquisitions, mergers or business combinations with other entities. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Israeli Historical Sight Seeing Co.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2007

Note 3 Income Taxes

SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards.  SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

The Company has a net operating loss carryforward for tax purposes totaling approximately $17,874 at December 31, 2007 expiring through the year 2027.  Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership).  There are no temporary differences, which give rise to a net deferred tax asset.

The valuation allowance at May 22, 2007 (inception) was $0.  The net change in valuation allowance during the period ended December 31, 2007 was an increase of $6,549.  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.  The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.  Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of December 31, 2007.

The actual tax benefit differs from the expected tax benefit for the period ended December 31, 2007 (computed by applying the U.S. Federal Corporate tax rate of 34% to income before taxes and 4% for state imcome taxes, a blended rate of 36.64%) as follows:

Expected tax expense (benefit) - Federal	$ (5,834)
Expected tax expense (benefit) - State	(715)
Change in valuation allowance	6,549
Actual tax expense (benefit)	$ -

Israeli Historical Sight Seeing Co.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2007
Note 4 Stockholders’ Equity

In May 2007, the Company issued 6,000,000 shares of common stock, having a fair value of $600 ($0.0001/share), to its Chairman, CEO and Director for services rendered.

In June 2007, the Company issued 5,000 shares of common stock to third party investors under a private placement for $250 ($0.05/share).

In July 2007, the Company issued 4,000 shares of common stock to third party investors under a private placement for $200 ($0.05/share).

In August 2007, the Company issued 166,000 shares of common stock to third party investors under a private placement for $8,300 ($0.05/share).

In September 2007, the Company issued 58,000 shares of common stock to third party investors under a private placement for $2,900 ($0.05/share).

In September 2007, the Company issued 44,000 shares of common stock to related parties under a private placement for $2,200 ($0.05/share).

In October 2007, the Company issued 165,700 shares of common stock to third party investors under a private placement for $8,285 ($0.05/share).

Israeli Historical Sight Seeing Co.
 (A Development Stage Company)
Financial Statements
March 31, 2008
(Unaudited)

CONTENTS

Financial Statements:
Balance Sheets - As of March 31, 2008 (Unaudited) and December 31, 2007 (Audited)	F-1
Statements of Operations - For the Three Months Ended March 31, 2008 and the Period from May 22, 2007 (inception) to March 31, 2008 (Unaudited)	F-2
Statements of Cash Flows - For the Three Months Ended March 31, 2008 and the Period from May 22, 2007 (inception) to March 31, 2008 (Unaudited)	F-3
Notes to Financial Statements	F-4-F-8

Israeli Historical Sight Seeing Co.
(A Development Stage Company)
Balance Sheets

	March 31, 2008	December 31, 2007
	(Unaudited)	(Audited)
Assets

Current Assets
Cash	$ 914	$ 5,911
Total Current Assets	914	5,911

Total Assets	$ 914	$ 5,911

Liabilities and Stockholders' Equity (Deficit)

Current Liabilities
Accrued expenses	$ 1,500	$ 1,050
Total Current Liabilities	1,500	1,050

Stockholders' Equity (Deficit)
Preferred stock, $0.0001 par value; 20,000,000 shares authorized;
none issued and outstanding	-	-
Common stock, $0.0001 par value, 700,000,000 shares authorized;
6,442,700 shares issued and outstanding	644	644
Additional paid-in capital	25,091	22,091
Deficit accumulated during the development stage	(26,321)	(17,874)
Total Stockholders' Equity (Deficit)	(586)	4,861
Total Liabilities and Stockholders' Equity (Deficit)	$ 914	$ 5,911

See accompanying notes to unaudited financial statements

F-1

Israeli Historical Sight Seeing Co
(A Development Stage Company)
Statements of Operations
(Unaudited)

	For the Three	For the Period from
	Months Ended	May 22, 2007 (inception)
	March 31, 2008	to March 31, 2008

Revenues	$ -	$ -

Operating Expenses
General and administrative	8,450	26,367
Total Operating Expenses	8,450	26,367

Loss from Operations	(8,450)	(26,367)

Other Income
Interest income	3	46
Total Other Income	3	46

Net Loss	$ (8,447)	$ (26,321)

Net Loss per Share - Basic and Diluted	$ (0.00)	$ (0.00)

Weighted Average Number of Shares Outstanding
During the Period - Basic and Diluted	6,442,700	6,286,588

See accompanying notes to unaudited financial statements

F-2

Israeli Historical Sight Seeing Co.
(A Development Stage Company)
Statements of Cash Flows
(Unaudited)

	For the Three	For the Period from
	Months Ended March 31,	May 22, 2007 (inception)
	2008	to March 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$ (8,447)	$ (26,321)
Adjustments to reconcile net loss to cash used in operating activities:
Stock issued for services - related party	-	600
Changes in operating assets and liabilities:
Increase in accrued expenses	450	1,500
Net Cash Used In Operating Activities	(7,997)	(24,221)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	-	19,935
Proceeds from issuance of common stock - related parties	-	2,200
Contributed capital - related party	3,000	3,000
Net Cash Provided By Financing Activities	3,000	25,135

Net Increase (Decrease) in Cash	(4,997)	914

Cash - Beginning of Period	5,911	-

Cash - End of Period	$ 914	$ 914

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash paid during the period for:
Taxes	$ -	$ -
Interest	$ -	$ -

See accompanying notes to unaudited financial statements

F-3

Israeli Historical Sight Seeing Co.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2008
(Unaudited)

Note 1 Basis of Presentation

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, stockholders’ equity or cash flows. It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation.

The unaudited interim financial statements should be read in conjunction with the Company’s Annual Report on Form S-1, which contains the audited financial statements and notes thereto, together with the Management’s Discussion and Analysis, for the period ended December 31, 2007. The interim results for the period ended March 31, 2008 are not necessarily indicative of results for the full fiscal year.

Note 2 Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Israeli Historical Sight Seeing Co. (the "Company") was incorporated in Nevada on May 22, 2007.

The Company intends to be a provider of private sightseeing tours in Israel.

Development Stage

The Company's financial statements are presented as those of a development stage enterprise.  Activities during the development stage primarily include equity based financing and development of the business plan.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

F-4

Israeli Historical Sight Seeing Co.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2008
(Unaudited)

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents. At March 31, 2008 and December 31, 2007, respectively, the Company had no cash equivalents.

Earnings per Share

Basic earnings (loss) per share is computed by dividing net income (loss) by weighted average number of shares of common stock outstanding during each period.  Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. At March 31, 2008 and December 31, 2007, respectively, the Company did not have any outstanding common stock equivalents; therefore, a separate computation of diluted loss per share is not presented.

Stock-Based Compensation

All share-based payments to employees will be recorded and expensed in the statement of operations as applicable under SFAS No. 123R “Share-Based Payment”.  The Company has not issued any stock based compensation since inception.

Fair Value of Financial Instruments

The carrying amounts of the Company’s short-term financial instruments, including accrued expenses, approximates its fair value due to the relatively short period to maturity for this instrument.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”, which clarifies the principle that fair value should be based on the assumptions that market participants would use when pricing an asset or liability.  It also defines fair value and established a hierarchy that prioritizes the information used to develop assumptions.  SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007.  The Company does not expect SFAS No. 157 to have a material impact on its financial position, results of operations or cash flows.

In February 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115” (“SFAS 159”). This standard permits an entity to measure financial instruments and certain other items at estimated fair value. Most of the provisions of SFAS No. 159 are elective; however, the

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Israeli Historical Sight Seeing Co.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2008
(Unaudited)

amendment to FASB No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” applies to all entities that own trading and available-for-sale securities. The fair value option created by SFAS 159 permits an entity to measure eligible items at fair value as of specified election dates. The fair value option (a) may generally be applied instrument by instrument, (b) is irrevocable unless a new election date occurs, and (c) must be applied to the entire instrument and not to only a portion of the instrument. SFAS 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity (i) makes that choice in the first 120 days of that year, (ii) has not yet issued financial statements for any interim period of such year, and (iii) elects to apply the provisions of FASB 157. Management is currently evaluating the impact of SFAS 159, if any, on the Company’s financial statements. The adoption of SFAS No. 159 is not expected to have a material effect on its financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No 51” (SFAS 160). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment. SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The adoption of SFAS No. 160 is not expected to have a material effect on its financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS 141R, “Business Combinations” (“SFAS 141R”), which replaces FASB SFAS 141, “Business Combinations”.  This Statement retains the fundamental requirements in SFAS 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.  SFAS 141R will require an entity to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition.  SFAS 141R will require an entity to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date.  This compares to the cost allocation method previously required by SFAS No. 141.  SFAS 141R will require an entity to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met.  Finally, SFAS 141R will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date.  This Statement will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008.  Early adoption of this standard is not permitted and the standards are to be applied prospectively only.  Upon adoption of this standard, there would be no impact to the

F-6

 Israeli Historical Sight Seeing Co.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2008
(Unaudited)

Company’s results of operations and financial condition for acquisitions previously completed.  The adoption of SFAS No. 141R is not expected to have a material effect on its financial position, results of operations or cash flows.

In March 2008, the FASB issued SFAS No. 161 “Disclosures about Derivative Instruments and Hedging Activities—An Amendment of FASB Statement No. 133.” (“SFAS 161”). SFAS 161 establishes the disclosure requirements for derivative instruments and for hedging activities with the intent to provide financial statement users with an enhanced understanding of the entity’s use of derivative instruments, the accounting of derivative instruments and related hedged items under Statement 133 and its related interpretations, and the effects of these instruments on the entity’s financial position, financial performance, and cash flows. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2008. The Company does not expect its adoption of SFAS 161 to have a material impact on its financial position, results of operations or cash flows.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

Note 3 Going Concern

As reflected in the accompanying financial statements, the Company has a net loss of $8,447 and net cash used in operations of $7,997 for the three months ended March 31, 2008; and a working capital deficit of $586, a deficit accumulated during the development stage of $26,321 and a stockholders’ deficit of $586 at March 31, 2008.  In addition, the Company is in the development stage and has not yet generated any revenues. The ability of the Company to continue as a going concern is dependent on Management's plans, which include potential asset acquisitions, mergers or business combinations with other entities as well as continued efforts in obtaining debt or equity based financing. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 Stockholders’ Equity

(A) Common Stock Issuances

In May 2007, the Company issued 6,000,000 shares of common stock, having a fair value of $600 ($0.0001/share), to its Chairman, CEO and Director for services rendered.

In June 2007, the Company issued 5,000 shares of common stock to third party investors under a private placement for $250 ($0.05/share).

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Israeli Historical Sight Seeing Co.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2008
(Unaudited)

In July 2007, the Company issued 4,000 shares of common stock to third party investors under a private placement for $200 ($0.05/share).

In August 2007, the Company issued 166,000 shares of common stock to third party investors under a private placement for $8,300 ($0.05/share).

In September 2007, the Company issued 58,000 shares of common stock to third party investors under a private placement for $2,900 ($0.05/share).

In September 2007, the Company issued 44,000 shares of common stock to related parties under a private placement for $2,200 ($0.05/share).

In October 2007, the Company issued 165,700 shares of common stock to third party investors under a private placement for $8,285 ($0.05/share).

(B) Contributed Capital – Related Party

In March 2008, the Company received $3,000 from the Company’s Chairman, CEO and Director to fund expenses of the Company. The Company recorded this as contributed capital.

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